Exhibit 10.29

REPUBLIQUE DU NIGER

AFRICAN AGRICULTURE, Inc.	AFRICAN AGRICULTURE, Inc.	Direction Générale des Eaux et Forêts (DGEF)
Convention NO	Convention NO	AA, Inc./DGEF/2022

CONVENTION DE PARTENARIAT

(PARTNERSHIP AGREEMENT)

Reboisement des forêts classées et production de crédits carbone au Niger

(Reforestation of forest reserves and production of carbon credits in Niger)

May 2022	Mai 2022

Entre

(l) African Agriculture, Inc., Société de droit Américain du Delaware (Etats-Unis), enregistrée sous le numéro 5 31264 ayant comme agent CORPORATION SERVICE COMPANY, 251 Little Falls Drive, Washington, New Castle, DE 19808, Etats-Unis et ayant ses bureaux à 445Park Avenue, 9th Floor, New York, NY 10022, EtatsUnis représentée par son Président Directeur, Mr Alan Kessler,

D’une part.

Et

La Direction Générale des Eaux et Forêts (DGEF), sise à Niamey, représentée par le DirecteurGénéral des Eaux et Forêts ci-après dénommée « DGEF », Rue des Ambassades, BP 578, Tél 20 72 37 55, Email: yacoubseybou@yahoo.fr, ayant tous pouvoirs à l’effet des présentes,

D’autre part

Between

(l) African Agriculture, Inc. a company incorporated under the laws of Delaware (United States), registered under number 531264, having as agent CORPORATION SERVICE COMPANY, 251 Little Falls Drive, Washington, New Castle, DE 19808, United States, and having its offices at 445 Park Avenue, 9th Floor, New York, NY 10022, United States, duly represented by its President and Chief Executive Officer, Mr. Alan Kessler,

On the one hand.

And

The Directorate General of Water and Forests (Direction Générale des Eaux et Forêts, hereinafter referred to as the “DGEF’), Rue des Ambassades, BP 578, Niamey, Niger, duly represented by the Director General of Water and Forests, tel.: 20 72 37 55, email: yacoubseybou@yahoo.fr, having full powers for the purpose of this agreement,

On the other hand

Chapitre I : Présentation des Parties

Article I :

African Agriculture, Inc., Société de droit Américain du Delaware, enregistrée sous le numéro 5 3 1264 ayant comme agent CORPORATION SERVICE COMPANY, 251

Little Falls Drive, Washington, New Castle, DE 19808, Etats Unis et ayant ses bureaux à 445 Park Avenue,9th Floor, New York, NY 10022, EtatsUnis représentée par son Président Directeur, Mr Alan Kessler.

La société est présente dans la sous-région pour développer des partenariats afin d’ effectuer des investissements de grande ampleur dans la valorisation du potentiel hydro-agricole de la zone concernée et améliorer les niveaux de productivité et de compétitivité dans les terroirs d’intervention.

Chapter I — Presentation of the parties

Article I :

African Agriculture, Inc. a company incorporated under the laws of Delaware, United States, registered under number 531264, having as agent CORPORATION SERVICE COMPANY, 251 Little Falls Drive, Washington, New Castle, DE 19808, United States, and having its offices at 445 Park Avenue, 9th Floor, New York, NY 10022, United States, duly represented by its President and Chief Executive Officer, Mr. Alan Kessler,

The company operates in the subregion to develop partnerships in order to carry out large-scale investments to develop the areas’s hydro-agricultural potential and improve productivity levels and competitiveness in the intervention areas.

Article 2 :

La Direction Générale des Eaux et Forêts (DGEF) est placée sous la tutelle du Ministère de l’Environnement et de la Lutte Contre la Désertification.

La DGEF dispose de forêts classées d’une superficie totale de 624 568 ha à reboiser répartis sur 52 sites.

Elle a la compétence, au plan national, sur tous les plans de développement, programmes, objets ou activités pour lesquelles la restauration et la protection sont obligatoires ou nécessaires conformément aux dispositions de :

•      la loi no 98-56 du 29 décembre 1998 portant loi cadre relative à la gestion de I ‘environnement ;

•      la loi 2004 ()4() du 08 juin 2004 portant régime forestier au Niger et son décret d’application ;

•      la loi 11[0]2018-028 du 14 mai 2018, déterminant les principes fondamentaux de l’évaluation Environnementale au Niger.

Article 2:

The General Directorate of Water and Forests (DGEF operates under the supervision of the Ministry of the environment and combating desertification.

The DGEF manages forest reserves for a total area of 624,568 ha to be reforested, spread over 52 sites.

The DGEF has competence, at the national level, over all development plans, programs, objects or activities for which the restoration and protection are mandatory or necessary in accordance with the provisions of:

•       law No. 98-56 of 29 December 1998 on the framework law on environmental management;

•        law 2004 040 of 08 June 2004 on the forestry regime in Niger and its implementing decree;

•        law No. 2018-028 of 14 May 2018, setting out the fundamental principles of Environmental assessment in Niger.

Article 3 :

Les parties élisent domicile comme suit :

African Agriculture, Inc., Société de droit Américain du Delaware, enregistrée sous le numéro 5 3 1264 ayant comme agent CORPORATION SERVICE COMPANY, 251 Little Falls Drive, Washington, New Castle, DE 19808, Etats-Unis et ayant ses bureaux à 445 Park Avenue, 9th Floor, New York, NY 10022, Etats- Unis ; African Agriculture, Inc. sera représentée au Niger par sa filiale African Agriculture Niger SA, société de droit nigérien.

La DGEF est implantée à Niamey, Rue des Ambassades BP : 578, Tél. : 20 72 37 55.

Article 3:

The parties hereby elect their domicile as follows:

African Agriculture, Inc. a company incorporated under the laws of Delaware, United States, registered under number 531264, having as agent CORPORATION SERVICE COMPAGNY, 251 Little Falls Drive, Washington, New Castle, DE 19808, United States, and having its offices at 445 Park Avenue, 9th Floor, New York, NY 10022, United States; African Agriculture, Inc. shall be represented in Niger by its subsidiary African Agriculture Niger SA, a company incorporated under the laws of Niger;

The DGEF is located rue des Ambassades, BP 578, Niamey, Niger, tel.: 20 72 37 55.

Chapitre II : Objet de la convention

Article 4 :

Au Niger, African Agriculture, Inc. veut développer des partenariats avec le Ministère de l’Environnement et de la Lutte Contre la Désertification, à travers la DGEF, afin d’effectuer des investissements dans la valorisation du potentiel de séquestration de carbone à travers des plantations dans les forêts classées dégradées ou d’autres activités absorbantes de carbone convenus dans la présente convention afin d’optimiser la production de crédits carbone.

La DGEF exécutera les activités suivantes :

•       L’identification des sites à récupérer et à reboiser ;

•       La cartographie d’occupation des sites identifiés ;

•     L’identification des espèces de reboisement à haut potentiel biocarbone ;

•      L’identification et l’encadrement des pépiniéristes rentrant dans le cadre des activitésprogrammées ;

•      Le contrôle de conformité et l’assurance qualité des travaux de récupération des terreset de reboisement.

African Agriculture, Inc. entreprendra les activités suivantes sur financement propre :

•     Établissement d’un cadre de collaboration pour la sauvegarde et la valorisation des sitesreboisés ;

•     Mise en œuvre des stratégies de conservation et de promotion des bonnes pratiques de gestion des sites ;

•      Mise en place et opérationnalisation des comités de gestion des sites qui pourront évoluer pour devenir des Societe cooperative avec conseil d’administration SCOOPS ;

•      La vente du crédit carbone.

Chapter II — Purpose of the agreement

Article 4:

African Agriculture, Inc. aims to develop partnerships With the Ministry of environment and combating desertification in Niger, through the DGEF, in order to make investments in the development of carbon sequestration potential through plantations degraded forest reserves or Other carbon absorbing activities as agreed upon in this agreement, to optimize production of carbon credits.

The DGEF will carry out the following activities:

•      identification of sites to be treated and reforested;

•      land cover mapping of identified sites;

•      identification of species with high biocarbon value for reforestation;

•      identification and supervision of nursery for purposes of the programmed activities;

•      compliance and quality control of land treatment and reforestation works.

African Agriculture, Inc. will undertake the following activities with its own financing:

•     Establishment of a cooperation framework for the safeguarding and enhancement of reforested sites;

•     implementation of strategies and promotion of good practices for the management of reforested sites;

•   implementation and operationalization of sites management committees that may evolve into simplified cooperative companies SCOOPS;

•     sale of carbon credits.

Chapitre III : Obligations des parties

Article 5

Afin de garantir le succès des activités prévues dans le cadre de cette convention, chacune desparties s’engage à développer une concertation permanente et à ne prendre aucune initiative contraire à ses engagements, sans concertation réalable avec l’autre artie.

Chapter III — Obligations of the parties

Article 5:

In order to guarantee the success of the activities programmed under this agreement, each party is committed to develop a permanent consultation and not to take any initiative inconsistent with its commitments, without prior consultation With the other party.

Article 6

African Agriculture apportera tous les fonds nécessaires à la réalisation des activités programmées.

Elle doit discuter et convenir avec la DGEF des programmes d’exécution technique :

•     S’associer techniquement à la DGEF dans la mise en œuvre des activités relatives à la récupération des terres, le reboisement et à la gestion des sites récupérés ;

•     Suivre et vérifier, conformément aux termes de la présente convention, la réalisation des activités confiées à la DGEF ;

•     Apporter un appui logistique à la DGEF (véhicules, équipements de terrain, équipements de bureau, etc.) ;

•     Appuyer la DGEF dans la construction d’un centre de santé des Eaux et forêts et son opérationnalisation,

•     Appuyer la DGEF dans la construction d’un bâtiment administratif intelligent (écologique) R+2,

•     Renforcer les capacités du Centre National des Semences Forestières (CNSF)

•      Renforcer les capacités des techniciens concernés en matière de gestion durable des sites et d’évaluation du carbone.

•     Allouer des ressources à la DGEF pour la formation des cadres nigériens à hauteur de trois (03) bourses d’une durée de dix-huit (18) mois maximum par an, pendant les cinq (05) premières années ;

•      Allouer des ressources pour le financement de stage de courte durée sur l’évaluation du carbone forestier au profit de cinq (5) cadres ;

•    Allouer des ressources pour la réalisation et la validation de toutes les études notamment celle d’impact environnemental et social

•      Reverser (10) dix pourcents du profit de la vente du crédit carbone à I’Etat du Niger à travers la DGEF ;

•      Consacrer (5) cinq pourcents du profit de la vente du crédit carbone au programme social et de développement dans les communes concernées ;

•     Dévelo er au cours des trois remières années du projet, toutes les pépinières et toutes les incubations associées, pour les arbres, les arbustes et la croissance des plantes, nécessaires à la culture réussie d’un programme mature de séquestration du carbone, avec un personnel local;

•      Impliquer la DGEF à la plantation et l’entretien des plantes dans le cadre de la séquestration de crédit carbone ;

•     Accorder la priorité au recrutement de la main d’œuvre locale en tenant en compte du critère de compétence et promouvoir les entreprises locales pour l’exécution de certaines tâches relevant de leurs compétences ;

A partir de la signature du protocole et pendant toute la période précédant la vente des crédits carbones, African Agriculture allouera la somme de cinquante millions (50.000.000) FCFA à la DGEF en guise d’appui pour le fonctionnement, la vulgarisation et la communication autour du protocole.

A partir du début de la vente effective des crédits carbones par African Agriculture, celle-ci allouera des ressources à la DGEF pour la formation de cadres nigériens supplémentaires à hauteur de cinq (05) bourses d’une durée de dix-huit (18) mois maximum par an, pendant les cinq (05) années suivantes.

Article 6:

African Agriculture will provide all necessary funds to carry out the programmed activities.

African Agriculture shall discuss and agree with DGEF on technical implementation programs:

•     technically associate With DGEF in activities related to land treatment, reforestation and management of the treated sites;

•     monitor and verify, in accordance with the terms of this agreement, the completion of activities assigned to the DGEF;

•     provide the DGEF With logistical support (vehicles, field and office equipment, etc.);

•     support the DGEF in the construction of a water and forestry health center, and its operationalization;

•    support the DGEF in the construction of a F+2 “intelligent” administrative building (environmentally friendly);

•     strengthen the capacities of the National Center for Forestry Sessions (Centre National des Séances Forestières, “CNSF”);

•     strengthen abilities of the technical staff dedicated to sustainable sites management and carbon assessment;

•    allocate financial resources to the DGEF for the training of Nigerien executives up to a maximum of three (03) scholarships for a duration of eighteen (18) months per year, for the first five (05) years;

•    Allocate resources for the financing of short-term internships on forest carbon assessment for the benefit of five (5) executives;

•    Allocate resources for the realization and validation of all studies, including environmental and social impact studies;

•     distribute ten (10) percent of the profit from the sale of carbon credits to the State of Niger through the DGEF;

•     dedicate five (5) percent of the profit from the sale of carbon credits to the social and development program in the concerned municipalities;

•     develop, during the first three years of the project and with a local staff, all the nurseries and associated incubations, for trees, shrubs and plant growth necessary for the successful cultivation of a mature program for carbon sequestration;

•     involve the DGEF in the planting and maintenance of plants for purposes of carbon credits sequestration;

•      prioritize local workers recruitment, taking skills into account, and promote local companies to perform certain tasks within their areas of competence;

From the signing of the protocol and throughout the period preceding the sale of carbon credits , African Agriculture will allocate an amount of fifty million (50,000,000) FCFA to the DGEF as support for the operation, popularization and communication around the protocol.

Starting when the carbon credits are effectively sold by African Agriculture, the company will allocate financial resources to the DGEF for the training of additional Nigerien executives up to five (05) scholarships for a maximum duration of eighteen (18) months per year, for the next five (05) years.

Article 7 :

La DGEF doit procéder :

•      à l’identification et à la mise à disposition des sites à récupérer et à reboiser (dans le cas des forêts classées);

•      à la caltographie d’occupation des sites identifiés ;

•      à soumettre chaque année un programme de travail et budget annuel en vue de son financement ;

•      à mettre en place un comité de pilotage de la mise en œuvre du protocole ;

•      à mettre à disposition du personnel qualifié ;

•      à l’identification des espèces de reboisement à haute valeur biocarbone ;

•      à l’identification et l’encadrement des pépiniéristes;

•      au contrôle de conformité et l’assurance qualité des travaux de récupération des terres et de reboisement ;

•     aux études d’impact environnemental des zones concernées ;

•      à l’obtention au niveau de l’Etat toutes les autorisations pour l’exécution des travaux de reboisement.

La DGEF doit tenir compte du cadre législatif et réglementaire nigérien et des exigences d’African Agriculture.

Article 7:

The DGEF shall:

•   identify and make available sites to be reclaimed and reforested (in the case of classified forests);

•   map land covering of the identified sites;

•   to submit each year a work program and annual budget for financing;

•   to set up a steering committee for the implementation of the protocol;

•   to make qualified personnel available;

•   identify species with high biocarbon value for reforestation;

•    identify and supervise nurserymen;

•   ensure compliance and quality control of land reclamation and reforestation works;

•   carry out environmental impact studies on the relevant areas;

•  obtain all approvals from the State for the purposes of perform reforestation works;

The DGEF shall take into account the Nigerien legislative and regulatory framework as well as African Agriculture requirements.

Article 8 : De la mise en œuvre, de la durée et de la date d’entrée en vigueur

La présente convention entre en vigueur à la date de sa signature.

Un document détaillé doit préciser les activités à mettre en œuvre immédiatement.

ElIe est conclue pour une durée de 25 ans renouvelable après évaluation du projet.

II sera possible de prolonger la durée après le démarrage du projet de 20 ans d ‘un commun accord entre les deux parties.

La mise en œuvre de la présente convention se fait conformément aux Accords de financement d’African Agriculture Inc. détaillés qui y seront annexés.

Article 8: Implementation, duration and effective Date

This agreement shall become effective on the date of its signature.

A detailed document shall specify the activities to be implemented immediately.

It is concluded for 25 years duration, renewable after project assessment.

After the start of the project, its duration may be extended for 20 years upon agreement between the parties, and beyond that by mutual agreement

This agreement shall be performed in accordance with the detailed financing agreements of African Agriculture Inc., as appended thereto.

Chapitre IV : Règlement des différends

Article 9 :

Le présent contrat est soumis au droit français à l’exclusion des règles de conflits de lois.

Tout différend découlant du présent contrat, ou en relation avec celui-ci, sera préalablement soumis à la procédure de médiation prévue par le Règlement de médiation de la Chambre de Commerce Internationale. Si le différend n’est pas réglé dans le cadre dudit Règlement dans un délai de 30 jours suivant le dépôt de la demande de médiation, le différend sera définitivement tranché suivant le Règlement d’ Arbitrage de la Chambre de Commerce Internationale :

Le nombre d’arbitres sera de : trois.

La langue de l’arbitrage sera le français.

Le lieu de l’arbitrage sera Niamey (Niger) en premier ressort et Paris (France) si une des parties s’estime lésée par l’arbitrage au Niger.

Chapter IV : Dispute settlement

Article 9:

This Agreement shall be governed by the laws of France, to the exclusion of conflict of laws rules.

Any dispute arising from or in connection with this Agreement shall first be submitted to mediation in accordance with the Rules of mediation of the International Chamber of Commerce. If the dispute is not settled under the said Rules within 30 days of the filing of the mediation request, the dispute shall be finally settled in accordance With the Rules of Arbitration of the International Chamber of Commerce:

The number of arbitrators shall be three.

The language of arbitration shall be French. The place of arbitration shall be Niamey (Niger) in first instance and Paris (France) if one of the parties considers itself wronged by the arbitration in Niger.

Chapitre V : Dispositions finales et diverses

Article 10 :

Chacune des parties à la présente convention se réserve le droit de saisir l’autre, pour une révision sur avis motivé. Dans ce cas, un préavis de trois (3) mois sera observé avant la date de la révision projetée, soumise à l’agrément de l’autre partie. Toute modification des termes de la présente convention se fait par voie d’avenant.

Chapter V : Final and miscellaneous provisions

Article 10:

Each party reserves its right to consult the other party for revision of this agreement, upon reasoned notice. In such event, a three (3) months’ notice shall be respected prior to the date of the proposed revision, subject to the approval of the other party. Any alteration of the terms of this agreement shall be made by way of amendment.

Article Il : Imprévision

Quand l’exécution des obligations contractuelles d’une des parties devient excessivement onéreuse en raison d’un événement indépendant de sa volonté et dont elle ne pouvait raisonnablement attendre qu’il soit pris en compte en moment de la conclusion de la Convention, ladite Partie peut exiger une renégociation de la Convention.

Article 11: Hardship

When the performance by one of the parties of its contractual obligations has become excessively onerous due to an event beyond its control, which was unforeseeable at the time of the conclusion of the present Agreement, the Party in question can require a renegotiation of the Agreement.

Article 12 :

L’impossibilité d’exécution de la convention due à un cas de force majeure ou tout manquementpar l’une des parties à ses obligations, pourra engendrer la suspension ou la résiliation de la présente convention. La décision de suspension fait l’objet d’un courrier notifié par l’une des parties à l’autre indiquant les motifs de la suspension et sa date de prise d’effet. Dans tous les cas, l’une ou l’autre partie peut résilier la présente convention à tout moment en donnant à I ‘autre partie un préavis écrit d’au moins six (6) mois avant la date de résiliation.

A l’exception de toute disposition de la présente convention ui demeure ex ressément contraignante pour l’une ou l’autre partie après l’expiration de la durée de la convention, toutesles obligations découlant de cette convention prendront fin après sa résiliation.

Article 13 :

La présente convention sera établie en cinq (5) copies originales.

Chacune des parties recevra une copie originale.

Article 12:

Impossibility to perform this agreement due to a case of force majeure or any breach of its obligations by one of the parties may result in the suspension or termination of this agreement. The decision to suspend the agreement shall be notified to the other party by written notice providing the grounds for the suspension and its effective date. In any case, either party may terminate this agreement at any time by giving the other party at least six (6) months written notice prior to the effective date of termination.

Except for any provision that shall remain expressly binding on either party after expiration of this agreement, all obligations under this agreement shall end upon termination.

Article 13:

This Agreement shall be executed in five (5) original copies.

Each party shall receive one original copy.

Signed

/s/s Director General
Direction Générale des Eaux et Forêts (DGEF)

/s/s Minister of the environment and combating desertification
Minister of the Environment and Combating Desertification

/s/s Chief Executive Officer
African Agriculture, Inc.